EXHIBIT 99.3

AMENDMENT AND CONVERSION AGREEMENT

This Amendment and Conversion Agreement (“Agreement”) is entered into as of April 27, 2011 by and between CDEX Inc., a corporation organized under the laws of the State of Nevada (the “Company”), and Gemini Master Fund, Ltd., a Cayman Islands company (“Holder”).

WHEREAS, the Holder holds that certain 10% Senior Convertible Note of the Company issued to it on or about February 15, 2010 in the original principal amount $1,151,100.33 (the “Gemini Note”) pursuant to the terms of that certain Securities Purchase Agreement dated on or about such date by and between the Company and the Holder and the other holders of Notes (as defined below) party thereto (“Purchase Agreement”), which Gemini Note was issued in exchange for a 12% Senior Convertible Note of the Company issued to the Holder on or about June 25, 2008;

WHEREAS, the Gemini Note is one of a series of duly authorized and validly issued 10% Senior Convertible Notes of the Company (such series, the “Notes”).

WHEREAS, the Company desires that the Holder convert its Gemini Note into shares of Common Stock and is willing to reduce the Conversion Price under the Gemini Note to incentivize the Holder to so convert; and

WHEREAS, the Holder is willing to agree to convert its Gemini Note on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the foregoing premise and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Definitions.

(a)
Incorporation.  Each initially capitalized term used but not defined in this Agreement shall have the meaning ascribed thereto in the Note or Purchase Agreement (including without limitation any terms incorporated therein by reference to PST Document DEF), as the case may be.

(b)	Terms.

(i)
“Equity Conditions” means (i) the Company shall have duly honored all Notices of Conversion previously submitted, (ii) the resale of all Conversion Shares are covered by an effective registration statement under the Securities Act with a current prospectus, or all Conversion Shares may be sold pursuant to Rule 144(b) under the Securities Act without restriction, volume limitations or notice or manner of sale requirements, (iii) the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for the then preceding 90 days and has filed all reports required to be filed thereunder during the then preceding 12 months, (iv) the Common Stock is trading on the OTC Bulletin Board or the Nasdaq Stock Market and all of the Conversion Shares are listed or quoted for trading on such market, (v) the Holder is not in possession of any information provided by the Company that constitutes material non-public information, and (vi) the Company has not filed, and does not intend to file, for bankruptcy or pursuant to any other insolvency proceeding, and the Company is not subject to, and does not believe any third party intends to file, an involuntary  bankruptcy or insolvency proceeding.

(ii)	“PST Document DEF” means PipeFund Services Organization Standard Transaction Document labeled 1-10 DEF (Definitions) available and accessible at www.pipefund.com.

2. Amendment to Conversion Price.  The Conversion Price under the Gemini Note is hereby irrevocably reduced to $0.05 for the entire Gemini Note effective immediately (i.e., the entire principal amount and interest under the Gemini Note is now convertible at such new Conversion Price).  For clarification, the Conversion Price remains subject to the adjustment provisions contained in the Gemini Note.

3. Agreement to Convert.

(a)
Before Authorized Share Increase.  Subject to the terms hereof, the Holder hereby agrees to convert up to $480,000 in outstanding balance (principal and interest combined) under the Gemini Note, in accordance with the terms thereof, within five (5) Trading Days following its receipt of a certificate from the Company certifying that (a) the aggregate outstanding balance under the Notes (excluding the Gemini Note) is less than $1,200,000, and (b) except for the Note holders indicated on Schedule 1 attached hereto, each holder of Notes has converted at least 40% of the outstanding balance of his/her/its Notes as in effect as of April 20, 2011.

(b)
After Authorized Share Increase.  Subject to the terms hereof, the Holder hereby agrees to convert the balance of the Gemini Note, in accordance with the terms thereof, within five (5) Trading Days following its receipt of a certificate from the Company certifying that:

(i)	the Company has effected an increase (“Authorized Share Increase”) in the number of authorized unissued shares of Common Stock of the Company by at least 200 million shares;

(ii)	such increase has received Stockholder Approval and the requisite filings have been made with State of Nevada to effectuate such increase;

(iii)
a sufficient number of shares of Common Stock have been reserved for issuance under the Gemini Note assuming the Gemini Note is converted in full (without regard to any restrictions or limitations on conversions contained therein);

(iv)	since the Authorized Share Increase, at least $550,000 in additional aggregate outstanding balance under the Notes (excluding the Gemini Note) has been converted into Common Stock;

(v)	the aggregate outstanding balance under the Notes (excluding the Gemini Note) is less than $70,000; and

(vi)	the aggregate outstanding debt (including without limitation all accounts payable and liabilities but excluding the Gemini Note and other Notes and deferred compensation) is less than $300,000.

(c)
Limitations.  Notwithstanding anything contained herein, the Holder shall not be required to convert the Gemini Note pursuant to this Section 3 if at any time during the thirty (30) days immediately preceding any such contemplated conversion any of the Equity Conditions failed to be satisfied.  Further, notwithstanding anything contained herein, the Holder shall not be required to convert the Gemini Note pursuant to this Section 3 to the extent any such conversion would cause the Holder to exceed its Beneficial Ownership Limitation, in which case the Holder agrees to convert as soon as reasonably practicable in the future any additional portion of the Gemini Note it is required to convert hereunder and able to convert without causing the Holder to exceed its Beneficial Ownership Limitation.

4. Representations and Warranties. The Company represents and warrants to the Holder, and it shall be a condition subsequent to the conversions contemplated hereby, that:

(a)	as of the date hereof the outstanding balance under all the Notes is in excess of $3,300,000;

(b)	the Company’s outstanding debt as of the date hereof, excluding the Gemini Note and other Notes and deferred compensation, is less than $300,000; and

(c)
the Company does not have any obligation to pay any cash amounts to the signatories to that certain Exclusive Distribution Agreement effective as of August 20, 2010 pursuant to the terms of such agreement.

5. Covenant.  The Company agrees that is shall not convert or exchange any Notes or other debt (including without limitation accounts payable or other liabilities) at an effective conversion or exchange price which is less than the conversion price under the Gemini Note (as such figure shall be equitably adjusted for stock combinations and similar events) (other than conversions of debt owed to Malcolm Philip provided any such conversion or exchange price shall not be less than $0.045 on average (as equitably adjusted)).

6. Rule 144.   The Company acknowledges and agrees that, for purposes of Rule 144, the holding period for the shares of Common Stock issuable upon conversion or otherwise pursuant to the Gemini Note shall have commenced on June 25, 2008 (the date of original issuance of the promissory note which was exchanged for the Gemini Note), notwithstanding this Agreement and the transactions contemplated hereby.  Any and all shares of Common Stock issued upon conversion of the Gemini Note shall be issued free and clear of any and all legends and restrictions thereon.

7. No Secured Debt.  The Company represents and warrants that no liens or security interests of any kind currently exist on or with respect to any of its property or assets or any income or profits therefrom, and until such time as the Holder no longer holds the Gemini Note or any Conversion Shares, the Company shall not enter into, create, incur, assume or suffer to exist any liens or security interests of any kind on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, without the prior written consent of the Holder.

8. Miscellaneous.

(a)
Full Force and Effect.  Except as otherwise expressly provided herein, each of the transaction documents pursuant to which the Gemini Note was issued and the other agreements and transactions contemplated thereby (“Gemini Documents”) shall remain in full force and effect, and this Agreement and the transactions contemplated hereby shall not in any way waive or prejudice any of the rights or obligations of the Holder or the Company under the Gemini Documents, under any law, in equity or otherwise, and shall not constitute a waiver or modification of any provision of the Gemini Documents.

(b)	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(c)
Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Agreement may be executed by facsimile or by email of a digital image format or portable document format of the signature page hereto.

(d)
Authority.  Each party hereto hereby represents and warrants to the other party that the execution and delivery by such party of this Agreement, and the performance by such party of its obligations hereunder, have been duly and validly authorized by such party, with no other action on the part of such party being necessary.  This Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, as of the date first written above, the parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

COMPANY:

CDEX INC.

By:
Name:	Stephen McCommon
Title:	CFO

HOLDER:

GEMINI MASTER FUND, LTD.
By:	GEMINI STRATEGIES, LLC,
as investment manager

By:
	Name:	Steven Winters
	Title:	Managing Member